UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2011
RXI PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 18, 2011, RXi Pharmaceuticals Corporation (the “Company”) received a letter from The Nasdaq Stock Market (the “Notice”) notifying the Company that, based on the information contained in the Company’s Form 10-K, it no longer complies with Nasdaq Listing Rule 5550(b)(1) (the “Listing Rule”) because it has not maintained a minimum of $2,500,000 in stockholders’ equity as required for continued listing pursuant to the Listing Rule, and as of April 15, 2011, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.
On April 20, 2011, the Company submitted a pro forma balance sheet to Nasdaq which demonstrated that the Company’s stockholders’ equity as of March 31, 2011 was $7,370,000 and has remained above $2,500,000 since that date. Nasdaq confirmed on April 21, 2011 that the Company is in compliance with Nasdaq Listing Rule 5550(b)(1) and has closed the matter.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION
Date: April 21, 2011	By:	/s/ Mark D. Ahn
		Name:	Mark D. Ahn
		Title:	President and Chief Executive Officer